ASSET ASSIGNMENT AND DEBT ASSUMPTION AGREEMENT

THIS ASSET ASSIGNMENT AND DEBT ASSUMPTION AGREEMENT (the “Agreement”) is dated for reference the 10th day of February, 2009 (the “Effective Date”).

AMONG:

AEON HOLDINGS INC.
a company incorporated under the laws of the state of Delaware, with an executive office at 10000 NE 7th Avenue, Suite 100-C, Vancouver, Washington, 98685

(the “Assignor”)

AND:

NOVORI JEWELRY INC.
a company incorporated under the laws of the state of Delaware, with an executive office at 5550 152nd Street, Suite 206, Surrey, British Columbia V3S 5J9

(the “Assignee”)

WHEREAS:

A.	The Assignor and Green Star Energies, Inc. entered into a Purchase Agreement dated February 10, 2009 (the “Purchase Agreement”); and

B.
Pursuant to the Purchase Agreement, the Assignor agreed to transfer certain of its assets to the Assignee and ensure that the Assignee assumed all outstanding debt obligations of the Assignor except those specified in the Purchase Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	ASSUMPTION OF DEBTS

1.1	Subject to the terms of this Agreement, the Assignee agrees to assume all outstanding debt obligations of the Assignor as of the Effective Date (the “Debts’).

1.2	The following debt obligations shall be excluded from the Debts:

(a)
a convertible promissory note in the amount of $100,000 payable to a creditor of the Assignor designated by the Assignee in sixteen (16) monthly installments of $6,250 per month with the first installment due on May 1, 2009, and the rest of the installments due every month thereafter on the first (1st) day of each month for a period of fifteen (15) months or until the outstanding Principal Balance (as defined in Schedule 1 hereto), together with any accrued interest and any fees or charges, has been paid.

(b)
$48,125 owed to CX Digital as of the Effective Date, payable by the Assignor in fourteen (14) monthly installments of $3,437.50 per month on the tenth (10th) day of each month, with the first installment due not less than thirty (30) days after the Effective Date; and

(c)	$20,900 owed to the Assignor’s auditor as of the Effective Date, payable by the Assignor as soon as is reasonably practicable.

2.	ASSIGNMENT OF ASSETS

2.1	As consideration for the assumption of the Debts, the Assignor agrees to assign the following assets of the Assignor to the Assignee:

(a)	ownership of the Assignor’s website URL;

(b)	customer lists relating to the current and past business of the Assignor;

(c)	vendor lists and supplier contacts of the Assignor;

(d)	current business phone and fax numbers of the Assignor;

(e)	all website code, graphics, images, content, text and logos used by the Assignor;

(f)	all current online jewelry advertising agreements to which the Assignor is a party;

(g)	the merchant account associated with the Assignor’s website;

(h)	all bank accounts currently held by the Assignor;

(i)	the Assignor’s Canadian subsidiary, Novori Marketing Inc., and all bank accounts associated with such subsidiary;

(j)	all bank accounts associated with the Assignee;

(k)	the Assignor’s leases for its Canadian and U.S. offices; and

(l)	all office equipment, desks, computers, furniture, phones and other office furnishings of which the Assignor is the beneficial owner.

2.2
As further consideration for the assumption of the Debts, the Assignor agrees to execute and deliver a convertible promissory note in the amount of $80,975, attached hereto as Schedule 2, payable to the Assignee as follows until the outstanding Principal Balance has been paid:

(a)	“Immediate Debts” in the amount of $5,000 payable in one (1) installment, due ten (10) days after the Effective Date;

(b)	“Short-Term Debts” in the amount of $46,875 payable in three (3) installments of $15,625 every thirty (30) days, with the first installment due thirty (30) days after the Effective Date; and

(c)
“Mid-Term Debts” in the amount of $29,100 payable in sixteen (16) monthly installments of $1,818.75 per month with the first installment due on May 1, 2009, and the rest of the installments due every month thereafter on the first (1st) day of each month for a period of fifteen (15) months.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Assignor

(a)
Organization; Power. The Assignor is a corporation incorporated and legally existing under the laws of the state of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)
Authorization. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement to which the Assignor is a party have been duly and validly authorized by all necessary corporate action of the Assignor. This Agreement and all other agreements contemplated by this Agreement, when executed and delivered by the parties thereto, shall constitute legal, valid, and binding obligations of the Assignor, enforceable against the Assignor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

(c)	No Adverse Consequences. The execution, delivery and performance of this Agreement by the Assignor will not:

(i)	result in the creation or imposition of any lien, security interest, charge or encumbrance on the Assets;

(ii)	violate or conflict with, or result in a breach of, any provision of the Assignor’s Articles of Incorporation or Bylaws;

(iii)	violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Assignor; or

(iv)
conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Assignor under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license or permit to which either the Assignor is a party or by which the Assignor is bound.

(d)	Litigation. There are no actions, suits, proceedings, orders, investigations, or claims pending or, to the Assignor’s knowledge, threatened against the Assets, at law or in equity.

(e)
Accuracy of Representations and Warranties. None of the representations and warranties of the Assignor contain any untrue statement of material fact or omit any material fact necessary to the statements contained in this Agreement not misleading.

3.2	Representations and Warranties of the Assignee

(a)
Organization; Power. The Assignee is a corporation incorporated and legally existing under the laws of the state of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)
Authorization. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement to which the Assignee is a party have been duly and validly authorized by all necessary corporate action of the Assignee. This Agreement and all other agreements contemplated by this Agreement, when executed and delivered by the parties thereto, shall constitute legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

(c)	No Conflict with Other Instruments or Agreements. The execution, delivery and performance of this Agreement by the Assignee shall not:

(i)	violate or conflict with, or result in a breach of, any provision of the Assignee’s Articles of Incorporation or Bylaws;

(ii)	violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Assignee; or

(iii)
conflict with, constitute grounds for termination or acceleration of, result in a breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Assignee under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license or permit to which either the Assignee is a party or by which the Assignee is bound.

(d)
Accuracy of Representations and Warranties.  None of the representations or warranties of the Assignee contain any untrue statement of material fact or omit any material fact necessary to make the statements contained in this Agreement not misleading.

3.3
All representations, warranties, covenants and agreements made in this Agreement or in any exhibit, schedule, certificate or agreement delivered in accordance with this Agreement shall survive the Effective Date.

4.	GENERAL PROVISIONS

4.1
Waiver. The failure of either party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the performance of such obligation, covenant or agreement or by the party who has the benefit of such condition, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

4.2	Amendment. This Agreement may not be amended unless consented to in writing by the parties hereto.

4.3	Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

4.4
Notices. Any notice or communication required or permitted to be given under this Agreement shall be given in writing and shall be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada or in the United States, to the address of each party set out above.

4.5	Currency. All references to currency in this Agreement are to U.S. dollars unless otherwise stated.

4.6	Time of the Essence. Time shall be of the essence of this Agreement.

4.7
Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and any such invalid or unenforceable provision shall be deemed to be severable.

4.8
Entire Agreement. The provisions of this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

4.9
Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and, except as otherwise provided or as would be inconsistent with the provisions of this Agreement, their respective heirs, executors, administrators, successors and assigns.

4.10
Independent Legal Advice. Each of the parties to this Agreement confirms and acknowledges that it has been provided with an opportunity to seek independent legal advice with respect to its rights, entitlements, liabilities and obligations hereunder and understands that it has been recommended that such advice be sought prior to entering into this Agreement.

4.11
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that this Agreement is signed by one party and faxed to another, the parties agree that a faxed signature shall be binding upon the parties as though the signature was an original.

IN WITNESS WHEREOF this Agreement has been executed by the parties, and is effective as of the Effective Date.

AEON HOLDINGS INC.	NOVORI JEWELRY INC.

Per:	Per:

/s/ Brandon Toth	/s/ Harold Schaffrick
Brandon Toth, President	Harold Schaffrick, Chief Executive Officer

SCHEDULE 1

CONVERTIBLE PROMISSORY NOTE

$80,975

This Convertible Promissory Note (the “Note”) is dated for reference the 10th day of February, 2009 (the “Effective Date”).

MAKER:                                            AEON HOLDINGS INC.

Address:                                           10000, N.E. 7th Avenue, Suite 100-C
        Vancouver, WA 98685

PAYEE:                                            NOVORI JEWELRY INC.

Address:                                           5550 152nd Street, Suite 206
        Surrey, BC V3S 5J9

RECITALS:

A.
WHEREAS pursuant to an Assignment and Assumption of Debt Agreement among Maker and Payee dated February 10, 2009 (the “Agreement”), Payee has agreed to assume certain debts of Maker, and in consideration, Maker has agreed to pay to Payee the sum of $80,975 in principal, plus interest pursuant to and in accordance with the terms and conditions of this Note; and

B.	WHEREAS pursuant to the terms of this Note, Maker is agreeing to settle all outstanding debts owed to Payee.

NOW, THEREFORE:

1.
Promise to Pay.  In consideration for Payee assuming certain debt obligations of Maker, Maker promises to pay to the order of Payee, at Payee’s address set out above or at such other place as Payee may designate by written notice to Maker, the principal sum of $80,975 (the “Principal Balance”), together with any accrued interest and any fees or charges under this Note. Any accrued interest and any fees or charges under this Note shall become part of the Principal Balance. This Note reflects all monies due by Maker to Payee as of the date of the Agreement.

2.
Interest.  The Principal Balance shall be repaid by Maker to Payee with interest, which shall accrue on the outstanding Principal Balance at the rate of six percent (6%) per year, beginning nine (9) months from the Effective Date, and shall continue to accrue until all sums due under this Note are paid in full. Interest on the outstanding Principal Balance shall be calculated on the basis of actual days elapsed and a 365 or 366 day year (as applicable) to the due date of the payment.

3.	Terms of Repayment. The Principal Balance, together with any accrued interest and any fees or charges, shall be payable as follows until the outstanding Principal Balance has been paid:

(a)	The “Immediate Debts” shall be payable in one (1) installment of $5,000, due ten (10) days after the Effective Date;

(b)	The “Short-Term Debts” shall be payable in three (3) installments of $15,625 every (30) days, with the first installment due thirty (30) days after the Effective Date; and
.
(c)
The “Mid-Term Debts” shall be payable in sixteen (16) monthly installments of $1,818.75 per month with the first installment due on May 1, 2009, and the rest of the installments due every month thereafter on the first (1st) day of each month for a period of fifteen (15) months.

4.	Acknowledgements. Maker and Payee each acknowledge that as of the Effective Date:

(a)	the total amount owed of the “Short-Term Debts” owed by Maker to Payee is $46,875;

(b)	the total amount owed of the “Mid-Term Debts” owed by Maker to Payee is $29,100.

5.
Late Charge.  Maker shall pay to Payee a late charge of ten percent (10%) of any payment under this Note that is not received by Payee within five (5) days after Maker receives notice from Payee of failure to timely make such payment (the “Late Charge”). Maker recognizes that any late payment shall result in Payee incurring additional expense in servicing the loan evidenced by this Note, in terms of the loss of use of funds due to Payee and in frustration of Payee’s commitments. Maker agrees that Payee shall be entitled to damages for the detriment caused by any late payment, but that it is extremely difficult and impractical to ascertain the extent of such damages. Therefore, Maker and Payee hereby agree that the Late Charge is a reasonable estimate of such damages to Payee. Any Late Charge shall be applied on a one-time-only basis with respect to each delinquency.

6.	Conversion Rights.

(a)
For each payment under this Note is not received by Payee within five (5) days of its due date, Payee shall have the option to convert up to $16,195 of the outstanding Principal Balance, together with any accrued interest and any fees or charges (a “Conversion”), into shares of Maker’s common stock (the " Conversion Shares"), at a twenty percent (20%) discount to market on the day of such Conversion.

(b)
Payee shall give written notice of any Conversion to Maker, substantially in the form attached hereto as Appendix 1 (the "Conversion Notice"), at Maker’s address specified above. Such Conversion shall be deemed to have been effected at the close of business on the date on which such Conversion Notice, duly completed and executed, shall have been sent in accordance with section 16 of this Note.

(c)
As promptly as practicable but in no event later than ten (10) Business Days after any Conversion, Maker, at its expense, shall cause Payee's name to be entered in the register of the shareholders of Maker in respect of the Conversion Shares and shall issue to Payee certificates evidencing same and deliver them to Payee at Payee’s address set out in the Conversion Notice, at Maker’s expense. "Business Day" for this purpose means any day other than a Saturday, Sunday or other day on which banks in the city of Vancouver, Washington are required or authorized to be closed.

7.
Legend Removal.  Upon Payee’s written request, Maker agrees to arrange for legal opinions and to give instructions to Maker’s transfer agent and to cover all costs to remove all restrictive legends on the share certificates representing any Conversion Shares held by Payee more than six (6) months after the Effective Date.

8.
Transfer of Conversion Shares.  All Conversion Shares shall be sold only in accordance with the Lock-Up Agreement, attached hereto as Appendix 2, which the parties agree to execute as of the Effective Date.

9.	Prepayment. Maker may prepay this Note at any time, in whole or in part, without penalty or premium.

10.
Costs and Attorneys’ Fees.  Maker agrees to pay Payee any costs Payee may incur in filing any type of court action or suit as a result of Maker’s failure to make the payments provided for in this Note, including Payee’s attorneys’ fees. If  Payee files a court action or suit and wins, Maker agrees to pay, in addition to the amounts due under this Note, Payee’s court costs and its reasonable attorneys’ fees as determined by the trial court and any appellate court or courts in the event the case is appealed, and on any petition for review.

11.
Consent and Waiver.  All suretyship defenses, including presentment, notice of dishonor and protest, are hereby waived by Maker and any endorsers of this Note. Any extension, waiver or renewal shall not affect the liability of Maker or any endorser.

12.	Controlling Law. The parties agree to attorn to the non-exclusive jurisdiction of the courts of British Columbia to resolve any dispute relating to this Note.

13.	Security. Pursuant to the terms of this Note, the convertible option of this Note shall provide the security for Payee.

14.
Stock Splits. Maker and Payee agree that no forward or reverse splits of Maker’s common stock shall be permitted for a period of not less than two (2) years after the Effective Date unless agreed upon in writing by the parties.

15.
Authority of Signatories.  Maker (and the undersigned representative of Maker, if any) represents that Maker has the full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of Maker.

16.
Notices. Any notice or communication required or permitted to be given under this Note shall be in writing and shall be considered to have been given if delivered by hand or mailed by prepaid registered post in Canada or in the United States, to the address of each party set out above, or to such other address as either party may designate in the manner set out above.

Any notice or communication shall be considered to have been received:

(a)
if delivered by hand during business hours on a business day, upon receipt by a responsible representative of the receiving party, and if not delivered during business hours, upon the commencement of business on the next business day; and

(b)
if mailed by prepaid registered post in Canada or the United States, upon the fifth (5th) business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication shall be delivered by hand or sent by facsimile transmission.

17.
General Provisions.  With respect to this Note, time shall be of the essence. Payments received on this Note may be applied by Payee in such manner and in such amounts and at such time or times and in such order and priority as Payee may see fit to the payment or reduction of such portion of this Note and/or such indebtedness, as Payee may elect. The words “Payee” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators.

18.
Successors; Assigns; Third-Party Beneficiaries. The provisions of this Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Note nor the rights or obligations of any party may be assigned without the prior written consent of the other party. Any attempted assignment in contravention of this Note shall be null and void and of no effect. This Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other person any rights or remedies, whether legal or equitable, hereunder.

19.	Amendments. This Note may not be amended, modified or supplemented except in writing signed by Maker and Payee.

20.	Currency. All references to currency in this Note are to U.S. dollars.

THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF and intending to be legally bound, Maker and Payee have executed this Note as of the Effective Date.

AEON HOLDINGS INC.	NOVORI JEWELRY INC.

Per:	Per:

/s/ Brandon Toth	/s/ Harold Schaffrick
Brandon Toth, President	Harold Schaffrick, Chief Executive Officer

APPENDIX 1

CONVERSION NOTICE

Dated:  ________________________,__________.

The undersigned hereby elects to exercise a Conversion, dated  ________________________,__________, pursuant to the Convertible Promissory Note dated February 10, 2009, issued by Aeon Holdings Inc., a Delaware corporation (“Maker”), to Novori Jewelry Inc., a Delaware corporation.  The undersigned hereby elects to convert $__________ of the outstanding Principal Balance into shares of the common stock of Maker according to the terms of the Note.  The shares shall be delivered at the expense of Maker to the following address:

________________________________________
________________________________________
________________________________________

NOVORI JEWELRY INC.

By: ________________________________________
Name:______________________________________
Title: _______________________________________

APPENDIX 2

LOCK-UP AGREEMENT

This Lock-Up Agreement (the “Agreement”) is dated for reference the 10th day of February, 2009 (the “Effective Date”).

AMONG:

AEON HOLDINGS INC.
a company incorporated under the laws of the state of Delaware, with an executive office at 10000 NE 7th Avenue, Suite 100-C, Vancouver, Washington, 98685

(the “Company”)

AND:

NOVORI JEWELRY INC.
a company incorporated under the laws of the state of Delaware, with an executive office at 1313 E. Maple Street, Suite 425, Bellingham, Washington, 98225

(the “Shareholder”)

BACKGROUND:

WHEREAS the Company and the Shareholder have entered in a Convertible Promissory Note dated February 10, 2009 (the “Note”) whereby the Shareholder may have the option to convert all or a portion of the amounts payable to the Shareholder pursuant to the Note into a number of shares of common stock of the Company (the “Stock”), on the terms and conditions set forth therein;

WHEREAS for the purposes of this Agreement, the Stock shall exclude any shares of common stock of the Company held by the Shareholder that were not issued to the Shareholder pursuant to the Note, which excluded shares shall not be subject to this Agreement; and

WHEREAS in connection with the acceptance of any Conversion Notice submitted by the Shareholder for the issuance of the Stock in accordance with the Note, the Company desires to impose certain restrictions on the transfer of the Stock, in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and in the Note, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.         TRANSFER

1.1	The Shareholder shall only be permitted to transfer shares of the Stock, or any securities convertible into or exchangeable or exercisable for shares of the Stock, as follows:

(a)	to the Company pursuant to a redemption initiated by the Company;

(b)	to any transferee so long as such transferee has executed a joinder to this Agreement pursuant to which such transferee agrees to be bound by the terms and conditions of this Agreement;

(c)
to any beneficiary of the Shareholder or a trust for the benefit of any beneficiary of the Shareholder during the Shareholder’s lifetime or upon the Shareholder’s death by will or intestacy. For the purposes of this Agreement, “beneficiary” shall mean the Shareholder and the immediate family of the Shareholder, including any relationship by blood, marriage or adoption, not more remote than first cousin; or

(d)	to any other transferee the gross proceeds of which do not exceed $16,000 in any thirty (30) day period.

2.         TERM

2.1	This Agreement shall be effective as of the Effective Date and shall terminate upon the earlier of:

(a)	fifteen (15) months after the Effective Date; or

(b)	once the Company has paid the Note in full.

3.         LEGEND REMOVAL

3.1
The Company shall consent to removing the restrictive legends on any shares of the Stock held by the Shareholder or any permitted transferee six (6) months after the Effective Date, in accordance with applicable U.S. securities laws.

3.2
The unreasonable failure of the Company to comply with the provisions of subsection 3.1 shall require the Company to pay the Shareholder liquidated damages in the amount equal to the value of the Stock on the date of issuance.

4.         REPORT

4.1
Upon request by the Company, the Shareholder agrees to deliver to the Company, within five (5) business days following the sale of any shares of the Stock, a signed report signed from the Shareholder’s broker that includes the following information:

(a)	the name of the Shareholder;

(b)	the number of shares of the Stock sold;

(c)	the selling price applicable to the shares of the Stock sold;

(d)	a statement as to whether the sale of the shares of the Stock was made pursuant to a private resale or via a brokerage transaction;

(e)	the name of the securities exchange on which the shares of the Stock were sold, if applicable; and

(f)	if derivatives of the Stock were transferred, the exercise price, term, and other standard terms of the derivatives.

5.         ADJUSTMENTS

5.1
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of Company affecting the Stock, the new securities replacing the Stock shall be subject to all of the conditions and restrictions applicable to the Stock pursuant to this Agreement.

6.	CORPORATE TRANSACTION

6.1	In the event of:

(a)	a sale of substantially all of the assets of the Company;

(b)
a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which the shareholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power);

(c)
a merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise (other than a reverse merger in which the shareholders of the Company immediately before the merger have, immediately after the merger, greater stock voting power);

(d)	any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred; or

(e)	the acquisition by the Company of financing equal to or in excess of an aggregate of $10,000,000

(collectively, a “Corporate Transaction”),

then immediately prior to effecting any such Corporate Transaction the restrictions set forth in this Agreement shall terminate as to all shares of the Stock owned by the Shareholder immediately and without any action on the part of the Company or the Shareholder.

7.        SHAREHOLDER RIGHTS

7.1
Except as otherwise provided in this Agreement, the Shareholder shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock, and the Company shall list the Shareholder as a shareholder on its corporate books and records.

8.         GENERAL PROVISIONS

8.1	Definitions. Capitalized terms used but not defined in this Agreement shall have the same meaning assigned to such terms in the Note.

8.2
Notices.  Any notice or communication required or permitted under this Agreement shall be given in writing and shall be considered to have been given if delivered by hand or mailed by prepaid registered post in Canada or in the United States, to the address of each party set out below:

To the Company:

Aeon Holdings Inc.
Attn: Brandon Toth
10000 NE 7th Avenue, Suite 100-C
Vancouver, WA 98685

To the Shareholder:

Novori Jewelry Inc.
Attn: Harold Schaffrick
5550 152nd Street, Suite 206
Surrey, BC V3S 5J9

or to such other address as either party may designate in the manner set out above.

8.3	Amendment. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

8.4	Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

8.5
Successors and Assigns.  This Agreement shall enure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Shareholder, the Shareholder’s successors and the Shareholder’s permitted assigns.

8.6	Time of the Essence. Time shall be of the essence of this Agreement.

8.7	Governing Law. The parties agree to attorn to the non-exclusive jurisdiction of the courts of British Columbia to resolve any dispute related to this Agreement.

8.8
Independent Legal Advice.  The Shareholder acknowledges that this Agreement has been prepared on behalf of the Company by legal counsel to the Company, and that the Company’s legal counsel does not represent, and is not acting on behalf of, the Shareholder.  The Shareholder has been advised and provided with an opportunity to consult with the Shareholder’s own counsel with respect to this Agreement.

8.9
Entire Agreement.  The provisions of this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

8.10
Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then:

(a)	such provision shall be excluded from this Agreement;

(b)	the balance of this Agreement shall be interpreted as if such provision were so excluded; and

(c)	the balance of this Agreement shall be enforceable in accordance with its terms.

8.11	Currency. All references to currency in this Agreement are to U.S. dollars unless otherwise stated.

8.12
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that this Agreement is signed by one party and faxed to another, the parties agree that a faxed signature shall be binding upon the parties as though the signature was an original.

IN WITNESS WHEREOF this Agreement has been executed by the parties, and is effective as of the Effective Date.

AEON HOLDINGS INC.	NOVORI JEWELRY INC.

Per:	Per:

/s/ Brandon Toth	/s/ Harold Schaffrick
Brandon Toth, President	Harold Schaffrick, Chief Executive Officer